Exhibit 5.1

Exhibit 5.1

Paul K. Sandness, Esq.
General Counsel and Secretary
MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota 58506-5650

            November 20, 2008

MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650
Ladies and Gentlemen:

I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company").  This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 2,557,910 shares of the Company's common stock, par value $1.00 per share (the "Stock"), and the preference share purchase rights attached thereto (the "Rights"), for offer and sale pursuant to the MDU Resources Group, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, as amended, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iv) resolutions of the Board of Directors of the Company relating to the Plan, the Registration Statement, the Rights Agreement and the issuance and sale of the Stock, (v) the orders of the Federal Energy Regulatory Commission (the "FERC"), dated July 25, 1996, the Montana Public Service Commission, dated July 8, 1996, and the Public Service Commission of Wyoming, dated July 26, 1996 (collectively, the "Orders"), each of which authorized the issuance of up to 3,273,273 shares of common stock pursuant to the Plan and (vi) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Rights Agreement, resolutions, orders, instruments, certificates, records and documents.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, I am of the opinion that:

MDU Resources, Group, Inc.

1.           The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

2.           The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

3.           When the Stock shall have been issued, sold and delivered in compliance with authority contained in the Orders, in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such Stock will be validly issued, fully paid and non-assessable.

4.           The Rights, when issued in accordance with the Rights Agreement, will be validly issued and binding obligations of the Company under the laws of the State of Delaware.

5.           The Stock to be purchased on the open market is validly issued, fully paid and non-assessable, and the Rights attached thereto are validly issued and binding obligations of the Company under the laws of the State of Delaware.

I am a member of the Minnesota and North Dakota Bars and do not hold myself out as an expert on the laws of  Montana, South Dakota or Wyoming, but I have made a study through counsel located in such jurisdictions or otherwise of such jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion.  Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Dewey & LeBoeuf LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me contained therein under the heading "Legal Opinions" in said Registration Statement and any amendments thereto and in the prospectus constituting a part thereof.  In giving such consent, I do not thereby concede that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Paul K. Sandness Paul K. Sandness General Counsel and Secretary

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